SHARE SURRENDER AGREEMENT

This **SHARE SURRENDER AGREEMENT** (this "Agreement") is made as of this 16 day of October, 2014, by and among Chuma Holdings, Inc., a Nevada corporation (the "Company"), and Jordan Shapiro, an individual ("Shapiro").

RECITALS

WHEREAS, Shapiro is currently the Company's Chief Executive Officer, Secretary, and a member of the Board of Directors;

WHEREAS, on November 11, 2011, the Company issued 1,000,000 shares of Series A preferred stock (the "Shares") to Shapiro; and

WHEREAS, Shapiro has agreed to surrender the Shares to the Company so that they can be cancelled.

NOW, THEREFORE, in consideration of the premises, and of the representations, covenants, and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Surrender of Shares. Shapiro hereby surrenders to the Company, and the Company hereby accepts from Shapiro, the Shares, free and clear of any liens, mortgages, adverse claims, charges, security interests, encumbrances, any interest of any third party or other restrictions or limitations whatsoever of any kind.

2. Applicable Law. This Agreement shall be governed by the laws of the State of California without regard for the conflict of laws rules of such state. Any dispute arising out of or connected to this Agreement shall be brought in the federal or state courts located in Orange County, California.

3. Entire Agreement. This Agreement represents the entire agreement among the parties hereto with respect to the subject matter hereof, and no amendment hereto shall be effective unless in writing and signed by both parties.

4. Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Facsimile and other electronically scanned signatures shall be deemed originals for all purposes of this Agreement.

5. Successors and Assigns. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CHUMA HOLDINGS, INC.

By: ______________________
Name: Kevin Wright
Title: President

JORDAN SHAPIRO

By: ______________________
Name: Jordan Shapiro